Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2025, with respect to the financial statements of Quad Global Inc., as of and for the period from February 5, 2025 (inception) through February 28, 2025 in this Registration Statement on Form F-4 and the related Prospectus of Quad Global Inc. filed with the Securities and Exchange Commission.

Singapore
August 8, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 11, 2025, with respect to the combined financial statements of KM QUAD, as of and for the years ended December 31, 2024 and 2023 in this Registration Statement on Form F-4 and the related Prospectus of Quad Global Inc. filed with the Securities and Exchange Commission.

Singapore
August 8, 2025